EXHIBIT 16.2

September 13, 2002

Carl Palmer
President
Seychelle Environmental Technologies, Inc.
32921 Calle Perfecto
San Juan Capistrano, CA 92675

     VIA FAX: (949) 234-1998

Dear Mr. Palmer:

This is to confirm that the client-auditor relationship between Seychelle Environmental Technologies, Inc. (Commission file #0-29373) and Rushall, Reital & Randall has ceased.

Very truly yours,

/s/ RICHARD L. RANDALL Richard L. Randall, CPA

RLR: la

Cc:	Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

	VIA FAX:	(202) 942-9656
SECPS Letter File
Mail Stop 9-5